Riviera Holdings Third Quarter 2004 Conference Call Set for October 26

    LAS VEGAS, October 13 /PRNewswire-FirstCall/ -- In conjunction with the release of Riviera Holdings Corporation's (Amex: RIV) third quarter financial results, the Company will hold a conference call on Tuesday, October 26, 2004 at 2 pm EDT.

     What:  Riviera Holdings Third Quarter 2004 Financial Results

     When:  Tuesday,October 26, 2004, 2 pm EDT/11 am PDT

     Where: http://phx.corporate-ir.net/playerlink.zhtml?c=96408&s=wm&e=942903 or www.theriviera.com

     How: Live and rebroadcast over the Internet -- simply log onto the web at one of the above addresses

     Live call via telephone:  800-946-0785

     Replay information:       719-457-0820, code 897708 (5 pm EDT October 26,
                               -- Midnight EST November 1)

     Contact information:      Betsy Truax 208-241-3704 or Etruax@aol.com

    About Riviera Holdings:
    Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.

SOURCE  Riviera Holdings Corporation
    -0-                             10/13/2004
    /CONTACT: Duane Krohn, Treasurer and CFO of Riviera Holdings Corporation, +1-702-794-9527, fax, +1-702-794-9442, dkrohn@theriviera.com; or Investor
Relations, Betsy Truax of Skorpus Consulting, +1-208-241-3704, fax, +1-208-232-5317, etruax@aol.com, for Riviera Holdings Corporation/
    /First Call Analyst:/
    /FCMN Contact:/
    /Web site:  http://www.theriviera.com /
    (RIV)



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